UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Independence Bancshares, Inc.

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INDEPENDENCE BANCSHARES, INC.
500 East Washington Street
Greenville, South Carolina 29601

Notice of Annual Meeting of Shareholders

Dear Fellow Shareholder:

We cordially invite you to attend the 2014 Annual Meeting of Shareholders of Independence Bancshares, Inc. (the “Company”), the holding company for Independence National Bank (the “Bank”). At the meeting, we will report on our performance and answer your questions. We hope that you can attend the meeting and reception and look forward to seeing you there.

This letter serves as your official notice that we will hold the meeting on November 20, 2014, at The Poinsett Club, 807 East Washington Street, Greenville, South Carolina at 4:00 p.m. for the following purposes:

1.	To elect five nominees to serve on our board of directors;

2.	To approve an amendment to the Company’s Articles of Incorporation to effect a reverse stock split of the Company’s common stock by a ratio of one-for-ten (the “Reverse Stock Split”);

3.	To ratify the appointment of Elliott Davis, our independent registered public accounting firm;

4.	To grant the chairperson of the meeting the authority to adjourn or postpone the meeting, if necessary, in order to solicit additional proxies in the event that there are not sufficient affirmative votes present at the meeting to adopt the amendment to the Company’s Articles of Incorporation to effect the Reverse Stock Split (the “Adjournment Proposal”); and

5.	To transact any other business that may properly come before the meeting or any adjournment of the meeting.

Shareholders owning share of our common stock at the close of business on September 26, 2014 are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at the Company’s offices prior to the meeting. If your shares are held in “street name,” you will need to obtain a proxy form from the institution that holds your shares in order to vote at the meeting.

Please use this opportunity to take part in the affairs of your Company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.

By order of the board of directors,

Gordon A. Baird, Chief Executive Officer

Greenville, South Carolina
September 26, 2014

INDEPENDENCE BANCSHARES, INC.
500 East Washington Street
Greenville, South Carolina 29601

Proxy Statement for Annual Meeting of
Shareholders to be Held on November 20, 2014

Our board of directors is soliciting proxies for the 2014 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about September 26, 2014.

Voting Information

The board of directors set September 26, 2014 as the record date for the meeting. Shareholders owning shares of our common stock at the close of business on that date are entitled to vote and to attend the meeting, with each share of common stock entitled to one vote. As of the close of business on the record date, there were 20,502,760 shares of common stock outstanding, which were held by approximately 580 shareholders of record. If you are a shareholder of record who wishes to vote at the meeting, you may do so by delivering your proxy card in person at the meeting. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists. Once a quorum has been established, it will not be destroyed by the departure of shares prior to the adjournment of the meeting.

If a quorum is not present or represented at the meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time until a quorum is present or represented at the meeting. Upon the establishment of a quorum, if the shareholders approve the Adjournment Proposal, the chairperson of the meeting shall have the authority to adjourn the meeting at his discretion, including, if necessary, to solicit additional proxies in the event that there are not sufficient affirmative votes at the time of the meeting to adopt the amendment to the Articles of Incorporation to effect the Reverse Stock Split. If any such adjournment is for a period of less than 30 days, no notice, other than an announcement at the meeting, will be given of the adjournment. If the adjournment is for 30 days or more, notice of the adjourned meeting will be given in accordance with the Company’s bylaws. If the meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time, and place are announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed because the meeting is adjourned to a date more than 120 days after the date of the meeting, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date. Directors, officers and regular employees of the Company may solicit proxies for the reconvened meeting in person or by mail, telephone or other means. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

If a quorum is present at the meeting:

•	The directors will be elected by a plurality of the votes of the shares present or represented by proxy at the meeting and entitled to vote on the election of directors, which means that the nominees receiving the highest number of votes will be elected as directors up to the maximum number of directors to be elected at the meeting.

•	Approval of the amendment to the Articles of Incorporation to effect the Reverse Stock Split will require the affirmative vote of the holders of two-thirds of our outstanding shares of common stock as of the record date.

•	The appointment of our independent registered public accounting firm will be ratified if the number of shares of common stock voted in favor of the matter exceeds the number of shares voted against the matter.

•	Approval of the Adjournment Proposal will require that the number of shares of common stock voted in favor of the matter exceeds the number of shares voted against the matter.

As of the record date, our directors and executive officers owned approximately 25.9% of our outstanding shares, and they have indicated that they intend to vote their shares “FOR” the election to the board of directors of all nominees listed below under “Election of Directors,” FOR” the amendment to the Articles of Incorporation to effect the Reverse Stock Split, “FOR” the ratification of Elliott Davis, LLC as our independent registered public accounting firm for 2014, and “FOR” the Adjournment Proposal.

When you sign the proxy card, you appoint Gordon A. Baird and H. Neel Hipp, Jr. as your representatives at the meeting. Mr. Baird and Mr. Hipp will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. Baird and Mr. Hipp will vote your proxy “FOR” the election to the board of directors of all nominees listed below under “Election of Directors,” “FOR” the amendment to the Articles of Incorporation to effect the Reverse Stock Split, “FOR” the ratification of Elliott Davis, LLC as our independent registered public accounting firm for 2014, and “FOR” the Adjournment Proposal. We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Mr. Baird and Mr. Hipp will vote your proxy on such matters in accordance with their judgment.

You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

Abstentions or a shareholder of record’s failure to vote at the meeting or otherwise to execute and return a proxy card will have the same effect as a vote “AGAINST” the amendment to the Articles of Incorporation to effect the Reverse Stock Split but will have no effect on the outcome of the other proposals.

Many of our shareholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these materials are being forwarded to you by your broker, bank or other nominee, which is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote and are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. Your broker, bank or other nominee has enclosed or provided a voting instruction card for you to use to direct your broker, bank or other nominee how to vote these shares.

If you hold your shares in street name, it is critical that you cast your vote. In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors or on certain other matters, including executive compensation matters, your broker, bank or other nominee was allowed to vote those shares on your behalf as they felt appropriate. However, new regulations now prohibit your broker, bank or other nominee from voting uninstructed shares on a discretionary basis for the proposal for election of directors and for certain other matters, including executive compensation matters. Thus, if you hold your shares in street name and you do not instruct your broker, bank or other nominee how to vote at the meeting, no votes will be cast on your behalf for the nominees for directors, for the amendment to the Articles of Incorporation to effect the Reverse Stock Split. Brokers, banks or other nominees will have discretionary authority to vote in favor of or against the ratification our independent registered public accounting firm and for the Adjournment Proposal. Proxies that brokers do not vote on some proposals but that they do vote on others are referred to as “broker non-votes” with respect to the proposals not voted upon. Broker non-votes will have the same effect as votes “AGAINST” the amendment to the Articles of Incorporation to effect the Reverse Stock Split but will have no effect on the outcome of the other proposals.

Important Notice of Internet Availability. The proxy statement and 2013 Annual Report on Form 10-K are available to the public for viewing on the internet at http://www.edocumentview.com/IEBS.

In addition, the above items and other Securities and Exchange Commission (“SEC”) filings are also available to the public on the SEC’s website on the internet at www.sec.gov. Upon written or oral request by any shareholder, we will deliver a copy of our Annual Report on Form 10-K. In addition, upon written or oral request, we will promptly deliver a copy of this proxy statement to our shareholders at a shared address to which a single copy of the document was delivered. Alternatively, if you are sharing an address with other shareholders and are receiving multiple copies of our Annual Report on Form 10-K or this proxy statement, you may request a single copy be sent to your shared address, if you prefer. Please contact us at Independence Bancshares, Inc., 500 East Washington Street, Greenville, South Carolina 29601, or (864) 672-1776 for any such request.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

Our board of directors will submit to the shareholders for their vote at the meeting a slate of directors comprised of the following five nominees, all currently directors of the Company. The nominees are:

Gordon A. Baird	Keith Stock
Alvin G. Hageman	Robert B. Willumstad
H. Neel Hipp, Jr.

Shareholders will elect our nominees as directors at the meeting to serve a one-year term, expiring at the 2015 annual meeting of shareholders. The directors will be elected by a plurality of the votes cast at the meeting. This means that the nominees receiving the highest number of votes will be elected as directors up to the maximum number of directors to be elected at the meeting.

The board of directors recommends that you vote “FOR” each of the nominees listed above as directors.

If you submit a proxy but do not specify how you would like it to be voted, Mr. Baird and Mr. Hipp will vote your proxy to elect the nominees. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Mr. Baird and Mr. Hipp will vote instead for a replacement to be recommended by the board of directors, assuming that a replacement is recommended by the board of directors and that the board of directors does not elect to have less than seven directors, unless you specifically instruct otherwise in the proxy.

Set forth below is certain information about the nominees including their age, their business experience for at least the past five years, the names of other publicly-held companies where they currently serve as a director or served as a director during the past five years, and additional information about the specific experience, qualifications, attributes, or skills that led to the board’s conclusion that such person should serve as a director for the Company.

Gordon A. Baird, 46, director and the Company’s chief executive officer, has had an extensive career in banking and financial services, as well as in building new financial services businesses. Prior to joining our Company in December 2012, Mr. Baird served as an operating advisor to Thomas H. Lee Partners from January 2011 through October 2012. From 2003 to 2011, he served as chief executive officer and partner of Paramax Capital Partners, LLC, a private capital, advisory and asset finance company focused exclusively on the financial services sector. Previously, he was a Director in the Financial Institutions Group at Citigroup Global Markets and Assistant Vice President, Product Manager at State Street Bank & Trust Company in Boston, MA. Mr. Baird is also currently Director and Chairman of the Audit Committee of the Macquarie Global Infrastructure Fund, a NYSE-listed closed-end mutual fund. Mr. Baird is a Chartered Financial Analyst and member of the New York Security Analyst Society and holds a B.S. in economics from Emory University. Mr. Baird’s extensive knowledge of banking, capital markets, credit and banking services led the board to conclude that he should serve as a director of the Company.

Alvin G. Hageman, 72, director, is currently Co-Chief Investment Officer and Partner of MPIB Holdings, LLC (“MPIB”), a company he formed in 2011 with Mr. Baird to develop proprietary software that will support transaction services banks. From 2003 to 2011, he served as Co-Chief Investment Officer and Partner of Paramax Capital Group, LLC, a private capital, advisory and asset finance company focused exclusively on the financial services sector. Prior to that role, Mr. Hageman spent 25 years at Citigroup managing multiple Citigroup regional offices and ultimately co-headed the Global Securitization, Asset-backed and Mortgage Group, managing 300 professional employees located in New York, London, Tokyo, and Hong Kong. Mr. Hageman has extensive experience with all asset-backed sectors, including credit cards, auto loans, student loans, equipment loans and leases, and foreign and domestic trade receivables. Mr. Hageman holds a B.A. from Williams College and a M.B.A. from Harvard Business School. Mr. Hageman also previously served on the boards of directors of American Honda Receivables Corp. and American Honda Receivables

Corp. II, companies which arranged consumer financing facilities for Honda Motor Corporation. Mr. Hageman’s extensive knowledge of banking, capital markets, credit and banking services led the board to conclude that he should serve as a director of the Company.

H. Neel Hipp, Jr., 63, director and the chairman of the board of directors of the Bank, is the former vice president of Liberty Corporation and former chairman of Liberty Life Insurance Company with over 29 years of experience with the Liberty companies. He is the current owner of Hipp Investments, LLC, which he founded in 1998. Mr. Hipp was a founder and a director of Greenville Financial Corporation and Greenville National Bank. He received his B.A. in economics from Furman University, his M.B.A. from the University of North Carolina, Chapel Hill, and he also attended the Harvard Business School Program for Management Development. Mr. Hipp is actively involved in the community. He currently serves as a trustee of Wofford College, on the board of the Aircraft Owners and Pilots Association of Frederick, Maryland and the board of the South Carolina Historical Society. Mr. Hipp was appointed chairman of the South Carolina Aeronautics Commission in 2006 by Governor Sanford. He has served as a member of the South Carolina Chamber of Commerce, the Greenville Downtown Airport Commission (chair), the Greenville County United Way, and the Furman University board of trustees. Mr. Hipp’s extensive business experience in a regulated industry, his past experience in the banking industry, including service as a bank director, as well as his ties to the Greenville community led the board to conclude that he should serve as a director.

Keith Stock, 62, director, has served as a senior executive advisor with The Brookside Group, a private investment group, and Chairmen and Chief Executive Officer of First Financial Investors, Inc., a private investment firm focused on the financial services sector, since February 2011. He also serves as Chairman and Chief Executive Officer of Clarien Group Limited as well as Chairman of its wholly-owned subsidiary, Clarien Bank. Mr. Stock is also a registered securities professional with J.V.B. Financial Group, LLC. From March 2009 until February 2011, Mr. Stock served as Senior Managing Director and Chief Strategy Officer and member of the Office of the CEO at TIAA-CREF. From 2004 until May 2008, he served as president of MasterCard Advisors, LLC, a unit of MasterCard Worldwide, and served as a member of the MasterCard Operating Committee and Management Council. Prior to that, Mr. Stock served as Chairman and Chief Executive Officer of St. Louis Bank, FSB, Chairman of Treasury Bank Ltd., and as a director of Severn Bancorp, Inc. He has also held global management roles with AT Kearney, Capgemini, Ernst & Young and McKinsey & Company after beginning his career with BNY Mellon. He is a director of the Foreign Policy Association, a member of the Economic Club of New York, a member of the Governing Council of the Bermuda Stock Exchange (BSX), the Advisory Board of the Institute for Ethical Leadership at Rutgers University Business School, and the International Trustee Election Commission of AFS Intercultural Programs, Inc. (formerly known as the American Field Service). He is a graduate of Princeton University and received his MBA from The University of Pennsylvania Wharton School. Mr. Stock’s prior service as an executive officer and director of other banks, as well as his extensive payments services experience with MasterCard, led the board to conclude that he should serve as a director as the Company implements the expansion of its business model.

Robert B. Willumstad, 69, director, has over 35 years of experience in the banking and financial services industry, and he presently serves as a partner with Brysam Global Partners, a specialty private equity firm that focuses in financial services, which he co-founded in 2005. Mr. Willumstad also previously served as the chairman, and briefly as chief executive officer, of American International Group until 2008. Prior to that, he held positions as president and chief operating officer, as well as a director, at Citigroup. Mr. Willumstad also served for over 20 years with Chemical Bank in various capacities of operations, retail banking and computer systems. Mr. Willumstad’s extensive banking and financial services experience led the board to conclude that he should serve as a director and as chairman of the board of directors.

The board of directors unanimously recommends a vote “FOR” each of these nominees.

Family relationships. There are no family relationships among our directors or executive officers.

Additional information is set forth below regarding other officers of our Company and our Bank:

Lawrence R. Miller, 67, serves as the Bank’s president and chief executive officer. Mr. Miller also served as the Company’s president and chief executive officer until December 31, 2012. He has over 40 years of banking experience, having held various positions in the banking industry since November 1971. He was most recently market chief executive officer for SouthTrust Bank from 1995 until he retired in March 2004. In June 2004 he joined our Bank. While with SouthTrust Bank, Mr. Miller successfully opened seven offices in 10 years. He has lived in Upstate South Carolina for over 40 years and has been actively involved in the community and its future planning. He has served as a trustee for the College of Charleston for thirteen years for which he chaired both the Audit and Finance Committees; and is past board chairman of Christ School, Arden, North Carolina for which he served as a trustee for ten years. Mr. Miller is a member of the South Carolina Bankers Association Council and a former board member of the South Carolina Bankers Association. He has served on both the economic development board of the Greenville Chamber of Commerce and the board of directors of the Greer Chamber of Commerce. Mr. Miller graduated from Newberry College, from the School of Banking of the South at Louisiana State University, and from the National Commercial Lending Graduate School at the University of Oklahoma. Mr. Miller currently serves on the Bank’s board of directors.

Martha L. Long, 55, serves as the Company’s chief financial officer. Ms. Long has also served as chief financial officer of the Bank since August 2012 and previously assisted the Bank with financial accounting matters as an independent contractor beginning in June 2011. She has over 31 years of experience in various senior financial officer roles. Prior to her work with the Bank, Ms. Long served in various accounting capacities, including most recently working for her own CPA firm from 2009 through 2012. Prior to that, she served as Senior Vice President for AIMCO, a publicly held real estate investment trust from 1998 to 2009 in various financial capacities. She has also served as Senior Vice President and Controller for two SEC-registered companies, The First Savings Bank and Insignia Financial Group, Inc., an owner and operator of multi-family housing facilities. Ms. Long is a graduate of Bob Jones University with a degree in Accounting and is a certified public accountant in South Carolina.

PROPOSAL NO. 2:
ARTICLES OF INCORPORATION AMENDMENT TO EFFECT A REVERSE STOCK SPLIT

The Reverse Stock Split Proposal

The board of directors has adopted resolutions (1) declaring that the amendment to the Articles of Incorporation to effect the Reverse Stock Split was advisable and (2) directing that a proposal to approve the amendment to the Articles of Incorporation to effect the Reverse Stock Split be submitted to the holders of our common stock for their approval at the 2014 Annual Meeting of Shareholders.

If the Reverse Stock Split Proposal is approved by our shareholders, the board of directors will be granted discretionary authority to amend the Company’s Articles of Incorporation to effect the Reverse Stock Split at an exact exchange ratio of one for ten. The board has agreed that it shall exercise its discretionary authority to effect the Reverse Stock Split on or before the 2015 annual meeting of shareholders, or it will re-submit the proposal to shareholders. The number of authorized shares of common stock available for issuance will not decrease as a result of the Reverse Stock Split. The Reverse Stock Split will not, however, change the par value of our common stock, which will remain at $0.01 per share.

The board’s decision whether or not (and when) to effect the Reverse Stock Split will be based on a number of factors, including the market price and liquidity of our common stock prior to implementing the Reverse Stock Split. The text of the amendment to the Articles of Incorporation to effect the Reverse Stock Split is attached to this proxy statement as Appendix A.

To avoid the existence of fractional shares of our common stock, shareholders of record who would otherwise hold fractional shares as a result of the Reverse Stock Split will receive additional fractional shares in such amount so that, when combined with the fractional shares resulting from the Reverse Stock Split, the total number of shares to be issued will be rounded up to the next highest whole number of shares.

Background and Reasons for the Reverse Stock Split

The board of directors’ primary objective in effecting the Reverse Stock Split would be to raise the market price of our common stock so as to achieve eligibility for listing on The NASDAQ Capital Market. The board currently believes that the liquidity and marketability of our common stock will be positively affected if it is quoted on a national securities exchange, as investors can find it easier to dispose of, or to obtain accurate quotations as to the market value of, our common stock. The board also believes that current and prospective investors will view an investment in our common stock more favorably if our common stock is listed on NASDAQ, and that increasing the market price of our common stock will make our common stock more attractive to a broader range of institutional and other investors. In addition to increasing the market price of our common stock, the Reverse Stock Split would also reduce certain of our costs, as discussed below. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split will be in the Company’s and our shareholders’ best interests. However, as noted above, the board reserves the right to elect to abandon the Reverse Stock Split if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company or our shareholders.

We believe that the Reverse Stock Split will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split may make our common stock a more attractive and cost effective investment for many investors, which will enhance the liquidity of the holders of our common stock.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split would be intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions, and the market perception of our business, may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, would result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Currently, the fees that we pay for custody and clearing services, the fees that we pay to the SEC to register securities for issuance and the costs of our proxy solicitations are all based on or related to the number of shares being held, cleared or registered as applicable. Reducing the number of shares that are outstanding and that are available for issuance may reduce the amount of fees and tax that we pay to these organizations and agencies, as well as other organizations and agencies that levy charges based on the number of shares rather than the value of the shares.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split, if approved by our shareholders, would become effective upon the filing (the ”Effective Time”) of articles of amendment to our Articles of Incorporation with the Secretary of State of the State of South Carolina. The exact timing of the filing of the articles of amendment that will effect the Reverse Stock Split will be determined by the board of directors based on its evaluation as to when such action will be the most advantageous to the Company and our shareholders. In addition, the board reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the articles of amendment, the board, in its sole discretion, determines that it is no longer in our best interest or the best interests of our shareholders to proceed with the Reverse Stock Split.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Currently, we are authorized to issue up to a total of 300,000,000 shares of common stock and 10,000,000 shares of preferred stock. Our authorized shares of both common and preferred stock would remain the same following the Reverse Stock Split.

The table below shows, as of the record date, the number of authorized and issued shares of common stock that would result from the Reverse Stock Split (without giving effect to the treatment of fractional shares):

	Common Stock
	Before the reverse split	After the reverse split
Authorized	300,000,000	30,000,000
Issued and outstanding(1)	20,502,760	2,050,276
Reserved for issuance	2,658,970	265,897
Authorized but unissued	276,838,270	27,683,827

The Reverse Stock Split, if implemented, will affect all holders of our common stock uniformly and will not affect any shareholder’s percentage ownership interest in the Company, except that as described below under “Fractional Shares”, record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will receive additional fractional shares in such amount so that when combined with the fractional shares resulting from the Reverse Stock Split, the total number of shares to be issued will be rounded up to the next highest whole number of shares. These additional fractional shares will increase the number of post-Reverse Stock Split shares of our common stock. In addition, the Reverse Stock Split will not affect any shareholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split may result in some shareholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Effective Time, our common stock will have new a CUSIP number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

After the Effective Time, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934. Our common stock will continue to be traded on the OTCBB under the symbol “IEBS.”

Beneficial Holders of Common Stock (i.e. shareholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by shareholders through a bank, broker, custodian or other nominee in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the Reverse Stock Split. As a result, shareholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e. shareholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These shareholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Shareholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split common stock.

Holders of Certificated Shares of Common Stock

Shareholders holding shares of our common stock in certificated form will be sent a transmittal letter by the transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a shareholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split common stock (the “New Certificates”). No New Certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No shareholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Shareholders will then receive a New Certificate(s) representing the number of whole shares of common stock that they are entitled as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by shareholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split common stock to which these shareholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we do not expect to issue certificates representing fractional shares. Shareholders of record who would otherwise hold fractional shares because the number of shares of common stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio ultimately determined by the board of directors will be entitled to additional fractional shares in such amount so that, when combined with the fractional shares resulting from the Reverse Stock Split, the total number of shares to be issued will be rounded up to the next highest whole number of shares.

Effect of the Reverse Stock Split on Stock Options and Warrants

All outstanding options, warrants and other securities entitling their holders to purchase shares of our common stock would be adjusted as a result of the Reverse Stock Split, as required by the terms of these securities. In particular, the conversion ratio for each instrument would be reduced, and the exercise price, if applicable, would be increased, in accordance with the terms of each instrument and based on an exchange ratio of one for ten.

Accounting Matters

The amendment to the Articles of Incorporation to effect the Reverse Stock Split will not affect the par value of our common stock, which will remain $0.01 per share. As a result, as of the Effective Time, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material United States federal income tax consequences of the Reverse Stock Split to holders of our common stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to United States federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, United States expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment).

This summary is based on the provisions of the Internal Revenue Code of 1986, United States Treasury regulations, administrative rulings and judicial authority, all as in effect as of August 27, 2009. Subsequent developments in United States federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the United States federal income tax consequences of the Reverse Stock Split.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE UNITED STATES FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

If a partnership (or other entity classified as a partnership for United States federal income tax purposes) is the beneficial owner of our common stock, the United States federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the United States federal income tax consequences of the Reverse Stock Split.

United States Holders

The Reverse Stock Split should be treated as a recapitalization for United States federal income tax purposes. Therefore, except as described below with respect to cash in lieu of fractional shares, no gain or loss will be recognized upon the Reverse Stock Split. Accordingly, the aggregate tax basis in the common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis in the common stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the common stock received should include the holding period for the common stock surrendered.

Although we do not intend to pay cash in lieu of any fractional shares, a United States holder who receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the United States holder’s tax basis in the shares of our common stock surrendered that is allocated to such fractional share of our common stock. Such capital gain or loss should be long-term capital gain or loss if the United States holder’s holding period for our common stock surrendered exceeded one year at the Effective Time. The deductibility of net capital losses by individuals and corporations is subject to limitations.

United States Information Reporting and Backup Withholding.  Although we do not intend to pay cash in lieu of any fractional shares, information returns generally would be required to be filed with the Internal Revenue Service (“IRS”) with respect to the receipt of cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split in the case of certain United States holders. In addition, United States holders may be subject to a backup withholding tax on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the United States holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Non-United States Holders

The discussion in this section is addressed to “non-United States holders.” A non- United States holder is a beneficial owner of our common stock who is a foreign corporation or a non-resident alien individual.

Generally, non-United States holders will not recognize any gain or loss upon the Reverse Stock Split. In particular, gain or loss will not be recognized with respect to cash received in lieu of a fractional share provided that (a) such gain or loss is not effectively connected with the conduct of a trade or business in the United States (or, if certain income tax treaties apply, is not attributable to a non- United States holder’s permanent establishment in the United States), (b) with respect to non-United States holders who are individuals, such non- United States holders are present in the United States for less than 183 days in the taxable year of the Reverse Stock Split and other conditions are met, and (c) such non-United States holders comply with certain certification requirements.

United States Information Reporting and Backup Withholding Tax. In general, backup withholding and information reporting will not apply to payment of cash in lieu of a fractional share of our common stock to a non-United States holder pursuant to the Reverse Stock Split if the non-United States holder certifies under penalties of perjury that it is a non-United States holder and the applicable withholding agent does not have actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the non-United States holder’s United States federal income tax liability, if any, provided that certain required information is timely furnished to the IRS. In certain circumstances the amount of cash paid to a non-United States holder in lieu of a fractional share of our common stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

No Appraisal Rights

Under South Carolina law and our Articles of Incorporation, holders of our common stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split.

Vote Required to Approve the Amendment and Recommendation

Approval of the amendment to the Articles of Incorporation to effect the Reverse Stock Split requires the affirmative vote of the holders of two-thirds of our outstanding shares of common stock as of the record date.

The Board recommends you vote “FOR” the amendment to the Company’s Articles of Incorporation to effect the Reverse Stock Split.

PROPOSAL NO. 3:
RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On February 28, 2014, the audit committee of the board of directors appointed Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2014. Although we are not required to seek shareholder ratification in the selection of our accountants, we believe obtaining shareholder ratification is desirable. If the shareholders do not ratify the appointment of Elliott Davis, LLC, the audit committee will re-evaluate the engagement of our independent auditors. Even if the shareholders do ratify the appointment, our audit committee has the discretion to appoint a different independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interest of us and our shareholders. We expect that a representative of Elliott Davis, LLC will attend the meeting and will be available to respond to appropriate questions from shareholders.

The board unanimously recommends a vote “FOR” the ratification of the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2014.

If a quorum exists, the proposal will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares of common stock voted against the matter. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the vote on this matter.

PROPOSAL NO. 4:
APPROVAL OF POTENTIAL ADJOURNMENT
OR POSTPONEMENT OF THE ANNUAL MEETING

A proposal may be submitted to shareholders at the meeting to authorize the chairperson of the meeting to adjourn or postpone the meeting, if necessary, to solicit additional proxies in the event that there are not sufficient affirmative votes present at the time of the meeting to adopt the amendment to the Articles of Incorporation to effect the Reverse Stock Split. Any adjournment or postponement of the meeting may be made without notice, other than by an announcement made at the meeting. Any adjournment or postponement of the meeting for the purpose of soliciting additional proxies will allow shareholders who have already sent in their proxies to revoke them at any time prior to their use.

The affirmative vote of a majority of the shares of common stock represented at the meeting and entitled to vote is required to approve this proposal. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the vote on this matter.

The board of directors recommends that shareholders vote “FOR” the approval of the proposal to authorize the chairperson of the meeting to adjourn or postpone the meeting.

CORPORATE GOVERNANCE

Meeting Attendance by the Board of Directors

During 2013, the board of directors of the Company held five meetings. Each of the current directors attended at least 75% of the aggregate of such board meetings and the meetings of each committee on which they served for the periods during which they served.

Board Leadership Structure and Role in Risk Oversight

We believe it is the chief executive officer’s responsibility to manage the day to day operations of the Company and the chairman’s responsibility to lead the board. In making the decision for these roles to be separate, we believe it is beneficial to have a chairman whose sole job is leading the board and providing oversight to management. Additionally, the board considered the time required of Mr. Baird to devote as chief executive officer in the current economic and regulatory environment. By separating the chairman and chief executive officer roles, Mr. Baird is able to focus his attention on leading and managing the Company. This also ensures there is no duplication of effort between the chief executive officer and the chairman. The board believes that separating the chairman and chief executive officer positions is the right corporate governance structure for the Company because it most effectively utilizes Mr. Willumstad’s and Mr. Baird’s experience and knowledge regarding the Company and the financial services industry including by allowing them to lead and participate in, respectively, board discussions regarding the Company’s business and strategy. We also believe this structure provides strong leadership for the board, while also positioning the chief executive officer as the leader of the Company in the eyes of our board, employees, customers, and other stakeholders.

We are focused on the Company’s corporate governance practices and value independent board oversight as an important component of corporate performance to enhance shareholder value, and we apply the definition of independent director as defined by NASDAQ Rule 5605(a)(2). Our board is active in the oversight of risk. Our risk oversight function is administered through our various board committees as discussed below. Our executive management team, which supervises the day-to-day risk management responsibilities, reports directly to both the board as a whole and to board committees.

Our audit committee is primarily responsible for overseeing the Company’s risk management processes on behalf of the full board of directors. The audit committee focuses on financial reporting risk and oversight of the internal audit process. It receives reports from management at least quarterly regarding the Company’s assessment of risks and the adequacy and effectiveness of internal control systems, as well as reviewing credit and market risk (including liquidity and interest rate risk), and operational risk (including compliance and legal risk). Strategic and reputation risk are also regularly considered by the audit committee. The audit committee also receives reports from management addressing the most serious risks impacting the day-to-day operations of the Company. Our independent registered public accounting firm directly reports to the audit committee and meets with the audit committee on a quarterly basis in executive sessions to discuss any potential risk or control issues involving management. The audit committee reports regularly to the full board of directors, which also considers the Company’s entire risk profile. The full board of directors focuses on the most significant risks facing the Company and the Company’s general risk management strategy, and also ensures that risks undertaken by the Company are consistent with the board of directors’ approval for risk. While the board of directors oversees the Company’s risk management, management is responsible for the day-to-day risk management processes. We believe this division of responsibility is the most effective approach for addressing the risks facing our Company and that our board leadership structure supports this approach.

We believe that board leadership structures should be adjusted to the needs of the Company based on its circumstances. We examine our corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to address the Company’s needs.

Committees of the Board of Directors

The Company’s board of directors has appointed a number of committees, including an audit committee and a compensation/nominating committee.

Audit Committee. The audit committee is currently composed of Mr. Hipp and Mr. Stock. Each of these members is considered “independent” under NASDAQ Rule 5605(c)(2). The board of directors has determined that Mr. Stock is an “audit committee financial expert” as defined in Item 407(d)(5) of the SEC’s Regulation S-K. The audit committee met five times in 2013. A copy of the audit committee charter, which was revised and approved by the board of directors on October 24, 2013, is attached to this proxy statement as Appendix B.

The audit committee functions are set forth in its charter. Under the terms of the charter, the audit committee has the responsibility of reviewing financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed, among other things. The committee recommends to the board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor’s audit plans, and reviews with the independent auditors the results of the audit and management’s responses. The audit committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. The audit committee reports its findings to the board of directors.

The audit committee charter requires that the audit committee be comprised of at least three directors, each of whom must be independent under NASDAQ rules. The board of directors believes that audit committee membership is an important role with a great deal of responsibility. As such, the board of directors is carefully considering acceptable candidates to fill the open seat on the audit committee. As of the date hereof, the board is still searching for an acceptable candidate and, therefore, has not appointed a third director to the audit committee.

Compensation/Nominating Committee. Our current compensation/nominating committee is composed of Messrs. Willumstad, Hipp and Hageman. The compensation/nominating committee met three times in 2013. A copy of the compensation/nominating committee charter, which was revised and approved by the board of directors on October 24, 2013, is attached to this proxy statement as Appendix C.

The compensation/nominating committee charter requires that the compensation/nomination committee be comprised of not less than three directors, each of whom must be independent under NASDAQ rules, including the additional independence requirements specific to compensation committee membership, a “non-employee director” within the meaning of Rule 16b-3 issued by the SEC, and an “outside director” within the meaning of Section 162(m) of the Code. Because the board of directors has determined that Messrs. Willumstad and Hageman are not independent, and the board of directors is carefully considering acceptable candidates to ensure the compensation/nominating committee is in compliance with the charter. The board of directors believes that compensation/nominating membership is an important role with a great deal of responsibility. As of the date hereof, the board is still searching for acceptable candidates and, therefore, has not appointed new independent directors to the compensation/nominating committee.

The compensation/nominating committee has the responsibility of approving the compensation plan for the entire Bank and specific compensation for all executive officers. The compensation/nominating committee reviews all benefit plans and annually reviews the performance of the chief executive officer. The compensation/nominating committee fixed and approved the 2013 compensation paid to Mr. Baird, our chief executive officer. In addition, with input from our chief executive officer, the compensation/nominating committee fixed and approved the compensation paid to the other executive officers during 2013. The Company’s compensation programs have been established with the primary objectives of providing pay levels and incentive opportunities that are competitive and reflect the performance of the Company. The primary components of 2013 compensation for the executive officers included base salary, equity awards, and health and disability insurance coverage. The base salary parameters were established through comparisons with organizations of similar size and complexity to the Company. Base salary parameters also considered current economic conditions. Compensation levels were set with the objective of establishing executive officer base salaries that, when considered as a part of total compensation, were adequate and competitive with our peer group, based on asset size. The compensation committee must also meet at least semiannually to discuss and evaluate employee compensation plans in light of an assessment of any risk posed to the Company from such plans.

In addition to matters related to compensation, the compensation/nominating committee is also responsible for recommending nominees for election to the board. The compensation/nominating committee considers whether to recommend to the board the nomination of those directors for re-election for another term of service as well as whether to recommend to the board the nomination of persons to serve as directors whose nominations have been recommended by shareholders.

Any shareholder may recommend the nomination of any person to serve on the board. Our bylaws require a shareholder to submit the name of the person to our secretary in writing no later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, no more than seven days after notice of the special meeting is given to shareholders. Each notice must set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the board of directors; and (v) the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

In evaluating such recommendations, the compensation/nominating committee uses a variety of criteria to evaluate the qualifications and skills necessary for members of our board, including, among other things, business experience, diversity, and personal skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective board. Under these criteria, members of the board should have high professional and personal ethics and values, consistent with our longstanding values and standards. They should also have broad experience at the policy-making level in business, government, education, technology, or public interest. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interest of our shareholders.

The compensation/nominating committee uses a variety of methods for identifying and evaluating nominees for director. They regularly assess the appropriate size of the board, the diversity of the board, and whether any vacancies are expected due to retirement or otherwise. The compensation/nominating committee has adopted a corporate governance policy that, among other things, addresses the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, compensation/nominating committee members consider and discuss diversity, among other factors, with a view toward the needs of the board of directors as a whole. The compensation/nominating committee members generally conceptualize diversity expansively to include, without limitation, concepts such as differences of viewpoint, professional experience, education, skill, race, gender, national origin, and other qualities or attributes that contribute to board heterogeneity, when identifying and recommending director nominees. The compensation/nominating committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the committee’s goal of creating a board of directors that best serves the needs of the Company and the interest of its shareholders. If vacancies are anticipated, or otherwise arise, the compensation/nominating committee considers various potential candidates for director. Candidates may come to their attention through current members of the board, shareholders, or other persons. These candidates are evaluated at regular or special meetings of the board, and may be considered at any point during the year. The compensation/nominating committee considers properly submitted shareholder recommendations for candidates. In evaluating such recommendations, the compensation/nominating committee uses the qualifications and standards discussed above and seeks to achieve a balance of knowledge, experience and capability on the board. The Company does not pay a third party to assist in identifying and evaluating candidates.

Report of the Audit Committee of the Board

The report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the information contained in the report by reference, and shall not be deemed filed under such acts.

The audit committee reviewed and discussed with management the audited financial statements. The audit committee discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61. The audit committee received from the independent auditors the written disclosures and letters required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with the independent auditors, the independent auditors’ independence from the Company and its management. In reliance on the reviews and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the SEC.

The report of the audit committee is included herein at the direction of its current members, Mr. Hipp and Mr. Stock.

Shareholder Communications with the Board

Our board of directors has implemented a process for shareholders of the Company to send communications to the board. Any shareholder desiring to communicate with the board, or with specific individual directors, may do so by writing to the secretary of the Company, at Independence Bancshares, Inc., 500 East Washington Street, Greenville, South Carolina 29601. The secretary has been instructed by the board to promptly forward all such communications to the addressees indicated thereon.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table summarizes the compensation paid to or earned by each of the named executive officers for the year ended December 31, 2013:

Name and Position	Year	Salary	Bonus	Option Awards	All Other Compensation		Total
Gordon A. Baird	2013	$360,000	$—	$180,944	$804	(4)	$541,748
Chief Executive Officer of the Company(1)	2012	$—	$—	$168,750	$250,000	(4)	$418,750
Lawrence R. Miller	2013	$160,600	$—	$3,629	$22,423	(3)(4)	$186,652
President and Chief Executive Officer of the Bank(1)	2012	$160,600	$—	$—	$13,749	(3)(4)	$174,349
Martha L. Long	2013	$185,000	$—	$4,500	$5,558	(3)(4)	$195,058
Chief Financial Officer of the Company and the Bank(2)	2012	$113,333	$—	$—	$59,232	(3)(4)	$172,565

(1)	Effective as of December 31, 2012, Mr. Baird joined the Company as its chief executive officer, and Lawrence R. Miller stepped down from this role. Mr. Miller continues in his role as the Bank’s president and chief executive officer.

(2)	On August 16, 2012, Ms. Long was appointed as the Bank’s chief financial officer. Ms. Long previously assisted the Bank with financial accounting matters as an independent contractor beginning in June 2011. Effective December 30, 2013, Ms. Long was appointed as the Company’s chief financial officer.

(3)	Includes 401(k) matching contributions, excess premiums for life insurance at two times salary and premiums for long-term and short-term disability insurance policies. All of these benefits are provided to all full-time Bank employees on a non-discriminatory basis.

(4)	Includes membership dues paid to country clubs, vehicle expenses, and premiums paid on additional life insurance. For Mr. Baird and Ms. Long, this includes payments made as contractors in the amounts of $250,000 and $58,100, respectively.

Employment Agreements

Gordon A. Baird

On March 27, 2013, the Company entered into an employment agreement with Gordon A. Baird under which Mr. Baird agreed to serve as president and chief executive officer of the Company for a term of two years. Mr. Baird’s employment with the Company will be automatically extended for additional terms of one year each unless the Company delivers a notice of termination at least three months prior to the end of the term. Under the agreement, Mr. Baird is entitled to an annual base salary of $360,000 per year, and the board of directors (or an appropriate committee thereof) will review Mr. Baird’s annual base salary at least annually for upward adjustment. He is eligible to receive an annual bonus of up to 200% of his annual base salary, with a target annual bonus of 100% of his annual base salary, if the Bank achieves certain performance levels. He is also eligible to participate in any long-term equity incentive program and is eligible for grants of stock options, restricted stock, or other awards thereunder. As of September 16, 2014, Mr. Baird has been granted options to purchase a total of 1,500,000 shares of common stock. These options were granted in 2012 and 2013, under our 2005 Incentive Plan and were immediately vested. The options have a term of 10 years. Additionally, Mr. Baird participates in the Company’s retirement, welfare, and other benefit programs and is entitled to reimbursement for travel and business expenses.

Mr. Baird’s employment agreement also provides that during his employment and for a period of 12 months following termination, he may not (a) solicit customers of the Bank (other than for any transaction and financial technology services businesses), or (b) solicit employees of the Bank for employment with a competing business. Upon a termination of his employment for any reason, Mr. Baird is not entitled to any severance payments.

Lawrence R. Miller

We entered into an employment agreement with Lawrence R. Miller on December 10, 2008, for an initial one-year term, annually renewing thereafter, pursuant to which he served as the president and the chief executive officer of the Company and the Bank. On December 31, 2012, the Company, the Bank and Mr. Miller entered into an amendment to his employment agreement solely to remove references to his position as the Company’s president and chief executive officer. As of September 16, 2014, Mr. Miller receives an annual salary of $177,000, plus a portion of his yearly medical insurance premium. He is eligible to receive an annual increase in his salary as determined by the board of directors. He is eligible to receive an annual bonus of up to 50% of his annual salary if the Bank achieves certain performance levels to be determined from time to time by the board of directors. He is also eligible to participate in any management incentive program of the Bank or any long-term equity incentive program and is eligible for grants of stock options and other awards thereunder. As of September 16, 2014, Mr. Miller has been granted options to purchase a total of 92,885 shares of common stock. These options were granted in 2005, 2007, 2008 and 2013 under our 2005 Incentive Plan, with each grant vesting over a three-year period beginning on the date of grant. All options have a term of 10 years. Additionally, Mr. Miller participates in the Bank’s retirement, welfare, and other benefit programs and is entitled to a life insurance policy and an accident liability policy and reimbursement for automobile expenses, club dues, and travel and business expenses.

Mr. Miller’s employment agreement also provides that during his employment and for a period of 12 months following termination, he may not (a) compete with the Company, the Bank, or any of its affiliates by, directly or indirectly, forming, serving as an organizer, director or officer of, or consultant to, or acquiring or maintaining more than 1% passive investment in, a depository financial institution or holding company thereof if such depository institution or holding company has one or more offices or branches within a radius of 30 miles from the main office of the Company or any branch office of the Company, (b) solicit customers of the Bank with which he has had material contact for the purpose of providing financial services, or (c) solicit employees of the Bank for employment. If we terminate the employment agreement for Mr. Miller without cause, he will be entitled to severance in an amount equal to his then current monthly base salary multiplied by 12, excluding any bonus. If, following a change in control of the Company, Mr. Miller terminates his employment for good cause as that term is defined in the employment agreement, he will be entitled to severance compensation of his then current monthly salary multiplied by 24, plus accrued bonus, all outstanding options and incentives will vest immediately, and for a period of two years, we would continue his medical, life, disability, and other benefits.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning equity awards that were outstanding to our named executive officers at December 31, 2013.

	Option Awards
	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date	Grant-date Fair Value
	Exercisable	Unexercisable	(per share)
Gordon A. Baird	375,000	—	$0.80	12/31/2022	$300,000
	—	1,125,000	$0.80	05/16/2023	$900,000

Martha L. Long	—	40,000	$0.80	07/16/2023	$32,000

Lawrence R. Miller	15,000	—	$10.00	07/26/2015	$61,650
	13,500	—	$10.00	04/11/2017	$57,375
	14,385	—	$10.50	01/23/2018	$57,396
	—	50,000	$0.80	07/16/2023	$40,000

With respect to the 1,125,000 options granted to Mr. Baird on May 16, 2013, 187,500 options were to vest every six months beginning on June 30, 2013, provided that certain regulatory restrictions at the Company were removed. If such restrictions were or are not reserved prior to an applicable vesting date, then no options shall vest on such vesting date. Upon the date that these restrictions are met, all options that would have otherwise vested shall immediately vest. The 375,000 options granted to Mr. Baird on December 31, 2012 were immediately vested on the grant date.

Ten percent of the options granted to each of Ms. Long and Mr. Miller on July 16, 2013 were to immediately vest on the grant date, with the remaining 90% subject to incremental vesting over a 3-year period (30% to vest annually on the first three anniversaries of the grant date); provided, in each case, that the Consent Order with the Office of the Comptroller of the Currency (the “OCC”) had been removed. If the Consent Order has not been removed prior to the applicable vesting date, including the grant date, then all options that would have otherwise vested shall vest upon the date that the Consent Order is removed by the OCC. The OCC removed the Consent Order on June 4, 2014.

The options previously granted to Mr. Miller, vested at a rate of 33% each year on the first three anniversaries of the date of grant.

In addition to the awards described in the table above, as an organizer, Lawrence R. Miller received a warrant to purchase one share of common stock at a purchase price of $10.00 per share for every share he purchased, up to a maximum of 25,000 warrants, in our initial public offering as compensation for the risks taken in forming the Bank, including his personal guarantees of the original line of credit. Mr. Miller purchased 12,500 shares in our initial public offering and so received, and continues to hold, 12,500 warrants. The warrants are exercisable until May 16, 2015. These warrants were not granted as compensation for services as an executive officer and so are not deemed to be equity awards for purpose of the Outstanding Equity Awards at Fiscal Year End table.

We anticipate that, if we are successful in raising a material amount of additional capital and growing our business, our compensation structure, as well as our levels of compensation, will materially increase.

Director Compensation

In 2013, we paid Mr. Willumstad an annual retainer of $70,000 as the chairman of the board. No other directors received any form of compensation.

In conjunction with the opening of the Bank in 2005, each director in office at that time, as well as the Bank’s organizer, received a warrant to purchase one share of common stock at a purchase price of $10.00 per share for every share of our common stock purchased by that individual, up to a maximum of 25,000 shares. In total, we granted our initial directors and the Bank’s organizer warrants to purchase 412,500 shares of common stock exercisable until May 16, 2015. At December 31, 2013, 337,500 warrants remained outstanding.

Ultimately, after we raise additional capital, we anticipate that we will begin paying market director fees and that we will grant options or other equity incentives to our directors as compensation for their service on our board of directors.

Equity Based Compensation Plan Information

The following table sets forth equity based compensation plan information at December 31, 2013:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (c) (excluding securities reflected in column(a))
Plan Category
Equity compensation plans approved by security holders
2005 Incentive Plan(1)	2,323,505	$1.20	143,215
2013 Incentive Plan(2)	950,000	0.80	1,708,970
Equity compensation plans not approved by security holders(2)	—	—	—
Organizer warrants(3)	312,500	$10.00	—
Total	3,586,005	$1.86	1,852,185

(1)	At our annual meeting of shareholders held on May 16, 2006, our shareholders approved the 2005 Incentive Plan. The 260,626 of shares of common stock initially available for issuance under the 2005 Incentive Plan automatically increased to 2,466,720 shares on December 31, 2012, such that the number of shares available for issuance continued to equal 12.5% of our total outstanding shares. In February 2013, the board of directors adopted Amendment No. 2 to the 2005 Incentive Plan to provide that the maximum number of shares that may be issued thereunder shall be 2,466,720 and to eliminate the evergreen provision.

(2)	At our annual meeting of shareholders held on May 15, 2013, our shareholders approved the 2013 Incentive Plan. The 2,466,720 shares of common stock initially available for issuance under the 2013 Incentive Plan automatically increased to 2,658,970 shares on August 1, 2013, such that the number of shares available for issuance (plus the 2,466,720 shares reserved for issuance under the 2005 Incentive Plan) continued to equal 20% of our total outstanding shares on an as-diluted basis.

(3)	Each of our organizers received, for no additional consideration, a warrant to purchase one share of common stock for $10.00 per share for each share purchased during our initial public offering up to a maximum of 25,000 warrants. The warrants are represented by separate warrant agreements. The warrants vested six months from the date our Bank opened for business, or May 16, 2005, and they are exercisable in whole or in part until May 16, 2015. The warrants may not be assigned, pledged, or hypothecated in any way. The 312,500 of shares issued pursuant to the exercise of such warrants are transferable, subject to compliance with applicable securities laws. If the OCC or other federal or state regulatory authority issues a capital directive or other order requiring the Bank to obtain additional capital, such regulator, or the Company, may require that the warrants be forfeited or immediately exercised.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth information known to the Company with respect to beneficial ownership of the Company’s common stock as of September 16, 2014 for (i) each director and nominee, (ii) each holder of 5.0% or greater of the Company’s common stock, (iii) the Company’s named executive officers, and (iv) all executive officers and directors as a group. Unless otherwise indicated, the mailing address for each beneficial owner is care of Independence Bancshares, Inc., 500 East Washington St., Greenville, South Carolina 29601.

Name	Number of Shares Owned(1)	Right to Acquire(2)	Percentage of Beneficial Ownership(3)
Directors and Officers
Gordon A. Baird(4)	1,072,250	937,500	9.37%
Alvin G. Hageman(5)	1,390,250	—	6.78%
H. Neel Hipp, Jr.	315,500	25,000	1.69%
Martha L. Long	62,500	23,500	0.42%
Lawrence R. Miller	87,500	75,385	0.82%
Keith Stock	125,000	—	0.61%
Robert B. Willumstad	1,250,000	453,125	8.13%
All directors and executive officers as a group (7 persons)	4,178,000	1,514,510	25.9%

(1)	Includes shares for which the named person has sole voting and investment power, has shared voting and investment power with a spouse, or holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

(2)	Includes shares that may be acquired within 60 days of the date of this proxy statement by exercising vested stock options and warrants but does not include any unvested stock options or warrants.

(3)	For each individual, this percentage is determined by assuming the named person exercises all options and warrants which he or she has the right to acquire within 60 days, but that no other persons exercise any options or warrants. For the directors and executive officers as a group, this percentage is determined by assuming that each director and executive officer exercises all options and warrants which he or she has the right to acquire within 60 days, but that no other persons exercise any options or warrants. The calculations are based on 20,502,760 shares of common stock outstanding on September 16, 2014.

(4)	Consists of 900,000 shares held by Baird Hageman & Co. Series 1, LLC and 172,250 shares individually owned by Gordon A. Baird. Mr. Baird and Alvin G. Hageman are the members of the board of managers of Baird Hageman & Co., LLC and therefore share investment and voting power over the shares. The foregoing is not an admission by Mr. Baird that he is the beneficial owner of the shares held by Baird Hageman & Co., LLC. The address of Baird Hageman & Co., LLC is c/o Baird Hageman & Co., LLC, 33 Christie Hill Road, Darien, CT 06820.

(5)	Consists of 900,000 shares held by Baird Hageman & Co. Series 1, LLC and 490,250 shares owned by the Hageman 2013 Grantor Trust. Mr. Hageman and Gordon A. Baird are the members of the board of managers of Baird Hageman & Co., LLC and therefore share investment and voting power over the shares. The foregoing is not an admission by Mr. Hageman that he is the beneficial owner of the shares held by Baird Hageman & Co., LLC. The address of Baird Hageman & Co., LLC is c/o Baird Hageman & Co., LLC, 33 Christie Hill Road, Darien, CT 06820.

Name	Number of Shares Owned	Right to Acquire	Percentage of Beneficial Ownership
Name and Address of Beneficial Owner*
Huntington Partners, LLLP	1,875,000	—	9.15%
10 S. Wacker Drive, Suite 2675 Chicago, IL 60606

Steven D. Hovde 968 Williamsburg Park Barrington, IL 60010	1,250,000	—	6.10%

*	Other than those included in the directors and officers table above.

OTHER INFORMATION RELATING TO DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership with the SEC. Based solely on the Company’s review of these forms and written representations from the officers and directors, the Company believes that all Section 16(a) filing requirements were met during fiscal 2013, with the following exceptions:

•	Gordon A. Baird (CEO) filed two late reports (one Form 3 and one Form 4)

•	Robert B. Willumstad (Director) filed one late report (Form 3)

•	Keith Stock (Director) filed one late report (Form 3)

•	Alvin Hageman (Director) filed one late report (Form 3)

•	Lawrence R. Miller (President of the Bank) filed two late reports (Form 4)

•	Martha L. Long (CFO) filed two late reports (Form 4)

•	Schaefer M. Carpenter (EVP and Retail Banking Director of the Bank) filed two late reports (Form 4)

•	E. Fred Moore (EVP and Chief Credit Officer of the Bank) filed one late report (Form 4)

Transactions with Related Persons

The Bank has had, and expects to have in the future, loans and other banking transactions in the ordinary course of business with directors (including our independent directors) and executive officers of the Company and its subsidiaries, including members of their families or corporations, partnerships or other organizations in which such officers or directors have a controlling interest. These loans are made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. Such loans do not involve more than the normal risks of repayment nor present other unfavorable features.

Loans to individual directors and officers must also comply with our Bank’s lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application.

In July 2011, Gordon A. Baird formed MPIB, a Delaware limited liability company for the purpose of developing the business and regulatory plans for a digital transaction services business. On December 31, 2012, Mr. Baird was appointed Chief Executive Officer and director of the Company. The Company is currently negotiating the purchase of MPIB to obtain the exclusive rights in all the property of MPIB. The Company has appointed an independent committee of the board as well as hired a nationally recognized independent audit and valuation firm to support the Company’s negotiation and valuation process. If we are able to negotiate an agreement with MPIB on terms that we find acceptable, we would acquire MPIB or its assets for an upfront fee that would not exceed $7 million and earnout payments that would not exceed 7% of the revenue generated by any digital payments business over a period of not longer than seven years. The parties anticipate the purchase price would be structured as an upfront cash payment and issuance of restricted shares.

Interest of Certain Persons in Matters to be Acted Upon

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, through security holdings or otherwise in the proposed amendment to the Articles of Incorporation to effect the Reverse Stock Split or the ratification of the Company’s independent registered public accounting firm, which is not shared by all other shareholders.

AUDIT FEES

Elliott Davis, LLC was our auditor during the fiscal year ended December 31, 2013. A representative of Elliott Davis, LLC will be present at the meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so. The following table shows the fees that we paid for services performed in fiscal years ended December 31, 2013 and 2012:

	Years Ended December 31,
	2013	2012
Audit Fees	$59,500	$56,500
Audit-Related Fees	12,250	8,500
Tax Fees	8,660	12,945
All Other Fees	—	—
Total	$80,410	$77,945

Audit Fees

This category includes the aggregate fees billed for professional services rendered by the independent auditors during the Company’s 2013 and 2012 fiscal years for the audit of the Company’s consolidated annual financial statements and quarterly reports on Form 10-Q.

Audit-Related Fees

This category includes the aggregate fees billed for non-audit services, exclusive of the fees disclosed relating to audit fees, during the fiscal years ended December 31, 2013 and 2012. These services principally include the assistance for various filings with the SEC and consultations regarding accounting and disclosure matters.

Tax Fees

This category includes the aggregate fees billed for tax services rendered in the preparation of federal and state income tax returns for the Company and its subsidiaries and consultations regarding tax and disclosure matters.

Oversight of Accountants; Pre-Approval of Accounting Fees

Under the provisions of its charter, the audit committee is responsible for the retention, compensation, and oversight of the work of the independent auditors. The charter provides that the audit committee must pre-approve the fees paid for the audit. The audit committee may delegate approval of non-audit services and fees to one or more designated audit committee members. The designated committee member is required to report such pre-approval decisions to the full audit committee at the next scheduled meeting. The policy specifically prohibits certain non-audit services that are prohibited by securities laws from being provided by an independent auditor. All of the accounting services and fees reflected in the table above were reviewed and approved by the audit committee, and none of the services were performed by individuals who were not employees of the independent auditor.

SHAREHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING OF SHAREHOLDERS

If shareholders wish a proposal to be included in our proxy statement and form of proxy relating to the 2015 annual meeting of shareholders, they must deliver a written copy of their proposal to our principal executive offices no later than December 15, 2014. To ensure prompt receipt by the Company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with our bylaws relating to shareholder proposals in order to be included in our proxy materials.

It is our policy that any shareholder proposal to be made at an annual meeting, but which is not requested to be included in our proxy materials, must be delivered to the secretary of the Company between 30 and 60 days prior to the annual meeting; provided, however, that if less than 31 days’ notice of the meeting is given to shareholders, the notice must be delivered within 10 days following the day on which notice of the meeting was mailed to shareholders.

FORWARD LOOKING STATEMENTS

Statements contained in this proxy statement that are not purely historical are forward-looking statements, including, but not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. Actual results could differ materially from those projected in any forward-looking statements as a result of a number of factors, including, without limitation, those described in this proxy statement. The forward-looking statements are made as of the date of this proxy statement and we undertake no obligation to update or revise the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

We caution you not to place undo reliance on any forward-looking statements made by, or on behalf us in this proxy statement or in any of our filings with the SEC or otherwise. Additional information with respect to factors that may cause the results to differ materially from those contemplated by forward-looking statements is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in our other current and subsequent filings with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public on the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, NE, Washington D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room and their copy charges.

Important Notice of Internet Availability. The proxy statement and 2013 Annual Report on Form 10-K are available to the public for viewing on the internet at http://www.edocumentview.com/IEBS.

Appendix A

Text of the Reverse Stock Split Amendment

“Upon the filing and effectiveness (the “Effective Time”) of these Articles of Amendment, each ten shares of common stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) (including the number of shares of common stock issuable upon exercise or conversion of all issued and outstanding, options, warrants and convertible securities of every kind), shall automatically and without any further action by the Corporation or the holder thereof be combined and reclassified into one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, (the “New Common Stock”). The Corporation will not issue fractional shares on account of the foregoing reverse stock split, and all shares that are held by a shareholder as of the Effective Time hereof shall be aggregated and each fractional share resulting from the reverse stock split after giving effect to such aggregation shall be cancelled. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of New Common Stock. In lieu of such fraction of a share, any holder of such fractional share shall be entitled receive one whole share of Common Stock. Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified.”

A-1

Appendix B

Audit Committee Charter

INDEPENDENCE BANCSHARES, INC.

CHARTER FOR THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Revised October 24, 2013

1.	PURPOSE

The purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others; reviewing the systems of internal controls which management and the Board have established; appointing, retaining and overseeing the performance of independent accountants; and overseeing the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

The Committee will fulfill these responsibilities by carrying out the activities enumerated in Section 3 of the Charter. The Committee shall be given full and direct access to the Board Chairman, Company executives and independent accountants as necessary to carry out these responsibilities. However, the Committee’s function is one of oversight only and shall not relieve the Company’s management of its responsibilities for preparing financial statements which accurately and fairly present the Company’s financial results and condition, or the responsibilities of the independent accountants relating to the audit or review of financial statements.

2.	COMPOSITION OF THE COMMITTEE

The Committee shall be comprised of not less than three directors, each of whom will be independent as required by Section 10A(m) of the Securities Exchange Act of 1934 (the “Exchange Act”), any rules and regulations promulgated thereunder by the Securities and Exchange Commission (the “SEC”), and the rules of The Nasdaq Stock Market (“Nasdaq”). No member of the Committee shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the preceding three years. Each appointed Committee member shall be subject to annual reconfirmation and may be removed by the Board at any time.

All members of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

3.	RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Committee shall:

1.	Review annually this Committee Charter for adequacy and recommend any changes to the Board.

2.	Review the significant accounting principles, policies and practices followed by the Company in accounting for and reporting its financial results of operations in accordance with generally accepted accounting principles (“GAAP”).

3.	Review the financial and risk management policies followed by the Company in operating its business activities.

4.	Review the Company’s annual audited financial statements, related disclosures, including the MD&A portion of the Company’s filings, and discuss with the independent accountants the matters required to be discussed by the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”), including (a) the quality as well as acceptability of the accounting principles applied in the financial statements, and (b) new or changed accounting policies; significant estimates, judgments, uncertainties or unusual transactions; and (c) accounting policies relating to significant financial statement items.

5.	Review any management letters or internal control reports prepared by the independent accountants or the Company’s internal auditors and responses to prior management letters, and review with the independent accountants the Company’s internal financial controls, including the budget, staffing and responsibilities of the Company’s accounting department. Review significant financial risk exposures identified in such reports and the steps management has taken to monitor, control and report those exposures.

6.	Review the effectiveness of the independent audit effort, including approval of the scope of, and fees charged in connection with, the annual audit, quarterly reviews and any non-audit services being provided.

7.	Be directly responsible for the appointment, determination of the compensation for, retention and oversight of the work of the independent accountant employed to conduct the audit (including resolution of disagreements between the independent accountants and management regarding financial reporting) or other audit, review or attest services. The independent accountants shall report directly to the Committee.

8.	Pre-approve all audit services and permissible non-audit services by the independent accountants, as set forth in Section 10A of the Exchange Act and the rules and regulations promulgated thereunder by the SEC. The Committee may establish pre-approval policies and procedures, as permitted by Section 10A of the Exchange Act and the rules and regulations promulgated thereunder by the SEC, for the engagement of independent accountants to render services to the Company, including but not limited to policies that would allow the delegation of pre-approval authority to one or more members of the Committee, provided that any pre-approvals delegated to one or more members of the Committee are reported to the Committee at its next scheduled meeting.

9.	Review the hiring policies for any employees or former employees of the independent accountants.

10.	Obtain on an annual basis from the independent accountants the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and review and discuss with the accountants any disclosed relationships or services the accountants have with the Company which may affect the accountants’ independence and objectivity. The Committee is responsible for taking, or recommending that the full Board take, appropriate action to oversee the independence of the independent accountants.

11.	For each of the first three fiscal quarters and at year end, at a Committee meeting review with management the financial results, the proposed earnings press release and formal guidance which the Company may plan to offer, and review with the independent accountants the results of their review of the interim financial information and audit of the annual financial statements.

12.	Review management’s analysis of any significant accounting issues, changes, estimates, judgments or unusual items relating to the financial statements and the selection, application and effects of critical accounting policies applied by the Company (including an analysis of the effect of alternative GAAP methods) and review with the independent accountants the reports on such subjects delivered pursuant to Section 10A(k) of the Exchange Act and the rules and regulations promulgated thereunder by the SEC.

13.	Following completion of the annual audit, review separately with the independent accountants, the accounting department, and management any significant difficulties encountered during the course of the audit.

14.	Review at least annually with the accounting department the responsibilities and activities of that department. The Committee shall establish a communications channel for the accounting department to be able to contact the Committee directly without going through management.

15.	Engage and determine funding for such independent professional advisers and counsel as the Committee determines are appropriate to carry out its functions hereunder. The Company shall provide appropriate funding to the Committee, as determined by the Committee, for payment of (1) compensation to the independent accountants for services approved by the Committee, (2) compensation to any outside advisers retained by the Committee, and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

16.	Report to the Board on a regular basis on the major events covered by the Committee and make recommendations to the Board and management concerning these matters.

17.	Perform any other activities consistent with this charter, the Company’s Bylaws and governing law as the Committee or the Board deems necessary or appropriate, including but not limited to the Company’s legal and regulatory compliance.

18.	Conduct appropriate review and oversight of related party transactions, as defined by applicable rules of Nasdaq, to which the Company is a party.

19.	Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

While the Committee has the responsibilities and powers describes in this charter, it is not the duty of the Committee to plan and conduct audits and to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

4.	COMMITTEE MEETINGS

The Committee will meet on a regular basis at least four times each year, and will hold special meetings as circumstances require. The timing of the meetings to be scheduled for an upcoming fiscal year shall be determined by the Committee prior to the beginning of such fiscal year. A calendar of proposed meetings will be reviewed by the Committee at the same time as the annual Committee Charter review. The calendar shall include appropriate meetings to be held separately with representatives of the independent accountants, management and the accounting department including a meeting to conduct the reviews required under Section 3.13 above. In addition, the Committee will meet at any time that the independent accountants believe communication to the Committee is required.

At all Committee meetings a majority of the total number of members shall constitute a quorum. The Committee may also act by unanimous written consent. All meetings shall be held subject to and in accordance with the Company’s Bylaws and the laws of South Carolina. Minutes shall be kept of each meeting of the Committee.

Appendix C

Compensation/Nominating Committee Charter

INDEPENDENCE BANCSHARES, INC.

CHARTER FOR THE COMPENSATION AND NOMINATING COMMITTEE
OF THE BOARD OF DIRECTORS

Revised October 24, 2013

1.	PURPOSE

The Compensation and Nominating Committee (the “Committee”) is responsible for reviewing the performance and development of the Company’s management in achieving corporate goals and objectives and to assure that the Company’s executive officers (as defined below) are compensated effectively in a manner consistent with the strategy of the Company, competitive practice, sound corporate governance principles, and shareholder interests. Toward that end, the Committee will review and approve all compensation to executive officers.

The Committee shall also oversee, review, and make periodic recommendations concerning the Company’s corporate governance policies and shall recommend candidates for election to the Company’s Board of Directors (the “Board”).

2.	COMPOSITION OF THE COMMITTEE

The Committee will consist of not less than three directors, each of whom will be an “independent director” as required by the rules of The Nasdaq Stock Market (“Nasdaq”), including the additional independence requirements specific to compensation committee membership, a “non-employee director” within the meaning of Rule 16b-3 issued by the Securities and Exchange Commission (“SEC”), and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (“Section 162(m)”). Each Committee member will be subject to annual reconfirmation and may be removed by the Board at any time. Unless a Chair of the Committee is appointed by the Board, the Committee members may designate a Chair by majority vote of the full membership of the Committee.

3.	RESPONSIBILITIES AND DUTIES

A.	COMPENSATION

In carrying out its purpose, the Committee will have the following responsibilities and duties:

•	Review annually and approve the Company’s compensation strategy to ensure that it promotes shareholder interests and supports the Company’s strategic and tactical objectives, and that it provides appropriate rewards and incentives for management and employees of the Company, including review of compensation-related risk management. If the Committee determines that risks related to compensation policies are likely to have a material adverse effect on the company, then the Committee should review the Company’s related proxy disclosure regarding such risks under Item 402(s) of Regulation S-K (or any successor disclosure item).

•	Review annually and approve corporate goals and objectives relevant to executive compensation and evaluate performance in light of those goals.

•	Review annually and determine the individual elements of total compensation for the Chief Executive Officer (during such voting and deliberations the Chief Executive Officer will not be present).

•	Review annually and determine the individual elements of total compensation for all other “executive officers” within the meaning of Rule 3b-7 issued by the SEC and “officers” within the meaning of Rule 16a-1(f) issued by the SEC (together with the Chief Executive Officer, the “Officers”).

•	If required by the SEC, review and discuss the “Compensation Discussion and Analysis” disclosure prepared pursuant to the requirements of Item 402(b) of Regulation S-K (or any successor disclosure item), and based on such review and discussion recommend to the Board whether such “Compensation Discussion and Analysis” disclosure should be included in the Company’s annual report on Form 10-K, proxy statement, information statement or similar document.

•	If required by the SEC, communicate in the annual Board Compensation Committee Report to shareholders the disclosures required by Item 407(e)(5) of Regulation S-K (or any successor disclosure item).

•	Approve any and all special perquisites, special cash payments and other special compensation and benefit arrangements for the Company’s Officers.

•	Review and recommend compensation for non-employee members of the Board, including but not limited to the following elements: retainer, meeting fees, committee fees, committee chair fees, equity or stock compensation, deferred compensation, benefits and perquisites.

•	With sole and exclusive authority, make and approve equity grants and other discretionary awards under the Company’s equity incentive plans to all persons who are Officers.

•	Grant equity awards and other discretionary awards under the Company’s equity incentive plans to all other eligible individuals in the Company’s service.

•	Amend the provisions of the Company’s equity incentive plans, to the extent authorized by the Board, and make recommendations to the Board with respect to incentive compensation and equity-based plans.

•	Approve for submission to the shareholders equity incentive plans or amendments thereto.

•	Provide general oversight of the Company’s employee benefit plans. Responsibility for day-to-day administration of the employee benefit plans and the investment of any assets, including the preparation and filing of all government reports and the preparation and delivery of all required employee materials and communications, will be the sole responsibility of Company personnel.

•	Ensure that incentive compensation plans are administered in a manner consistent with the Company’s compensation strategy and the terms of such plan, including but not limited to the following: participation, target annual incentive awards, corporate financial goals, actual awards paid to Officers and qualification to the extent required by Section 162(m).

•	Review matters related to management performance, compensation and succession planning (including periodic review and approval of Chief Executive Officer and other Officer succession planning) and executive development for executive staff.

•	Approve separation packages and severance benefits for Officers.

•	Have full access to the Company’s executives and personnel as necessary to carry out its responsibilities.

•	Obtain such advice, data or other resources necessary to perform its duties hereunder, and the Committee has the authority to obtain external consultant reports or published salary surveys, and in its sole discretion may retain or obtain the advice of a compensation consultant, legal counsel or other advisors to assist it in connection with it functions hereunder. If the Committee retains the services of a compensation consultant, legal counsel or other advisor to assist it in connection with its functions, the Committee shall be directly responsible for the appointment, compensation and oversight of the work of any such advisor. The Company shall provide appropriate funding, as determined by the Committee, for payment of reasonable compensation to such advisors. Selection of, or receipt of advice from, any compensation consultant, legal counsel or other advisor shall be made only after the Committee takes into consideration factors relevant to that advisor’s independence, including all factors specified by the rules of Nasdaq (including Nasdaq Rule 5605(d)(3)(D)).

•	Have responsibility for the review and approval of all reports and summaries of Officer and Director compensation policies and decisions as may be appropriate for operational purposes or as may be required under applicable law.

•	Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law as the Committee or the Board deems necessary or appropriate.

•	Review at least annually the Committee Charter for adequacy and recommend any changes to the Board.

•	Report to the Board on the major items covered at each Committee meeting.

B.	NOMINATING

In carrying out the purpose set forth in Section 1 above, the Committee shall:

•	Identify and review candidates for the Board, including any nominees submitted by shareholders in accordance with the provisions of the Company’s articles of incorporation and Bylaws, and recommend to the full Board candidates for election to the Board, and from time to time review the process for identifying and evaluating candidates for election to the Board. The Committee shall also recommend to the Board a nominee to be considered to fill a Board vacancy or a newly created directorship from any increase in the authorized number of directors. The Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

•	Review from time to time the appropriate skills and characteristics required of Board members, including such factors as business experience, diversity, and personal skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board.

•	Recommend to the Board standards for determining director independence consistent with applicable legal or regulatory corporate governance requirements and review and assess those standards on a periodic basis. The Committee shall review the qualifications and independence of the members of the Board and its various committees on a regular basis and make any recommendations it may deem appropriate concerning changes in the composition of the Board and its committees.

•	Oversee the orientation and continuing education of directors.

•	Administer self-evaluations to the Board and its committees at least annually to assess whether they are functioning effectively and prepare a report on the results thereof for consideration by the full Board.

•	Periodically review the Company’s corporate governance policies and recommend to the Board modifications to the policies as appropriate.

•	Have full access to the Company’s executives as necessary to carry out this responsibility.

•	Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law as the Committee or the Board deems necessary or appropriate.

•	Review the Committee Charter from time to time for adequacy and recommend any changes to the Board.

•	Report to the Board on the major items covered at each Committee meeting.

B.	COMMITTEE MEETINGS

The Committee will meet as often as necessary to carry out its responsibilities. Meetings may be called by the Chairman of the Committee and/or by the management of the Company. Minutes of each meeting will be duly filed in the Company records. Reports of meetings of the Committee will be made to the Board at its next regularly scheduled meeting following the Committee meeting accompanied by any recommendations to the Board approved by the Committee.

The Committee will also meet as and when necessary to act upon any other matters within its jurisdiction under this Charter. A majority of the total number of members of the Committee will constitute a quorum at all Committee meetings. The Committee may also act by unanimous written consent. All meetings shall be held subject to and in accordance with the Company’s Bylaws and the laws of South Carolina.

PROXY SOLICITED FOR THE ANNUAL MEETING OF SHAREHOLDERS

OF INDEPENDENCE BANCSHARES, INC.

TO BE HELD ON NOVEMBER 20, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints Gordon A. Baird and H. Neel Hipp, Jr., and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of common stock of Independence Bancshares, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held at The Poinsett Club, Greenville, South Carolina, on November 20, 2014 at 4:00 p.m. local time, and at any postponement or adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders, receipt of which is acknowledged.  These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s).  If no direction is made, this proxy will be voted “FOR” Proposals 1-5.  This proxy also delegates discretionary authority to the proxies to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.  The undersigned also hereby ratifies all that the attorneys and proxies may do by virtue hereof and hereby confirms that this proxy shall be valid and may be vested whether or not the shareholder’s name is signed as set forth below or a seal is affixed or the description, authority or capacity of the person signing is given or other defect of signature exists.

1.

PROPOSAL ONE to elect five nominees to serve on our board of directors.

Gordon A. Baird	Keith Stock
Alvin G. Hageman	Robert B. Willumstad
H. Neel Hipp, Jr.

☐

FOR all nominees

☐

WITHHOLD AUTHORITY

listed (except as marked to

to vote for all nominees

the contrary)

(INSTRUCTION:  To withhold authority to vote for any individual nominee(s), write that nominee’s name(s) in the space provided below.)

2.

PROPOSAL TWO to approve an amendment to the Company’s Articles of Incorporation to effect a reverse stock split of the Company’s common stock by a ratio of one-for-ten.

☐  FOR

☐ AGAINST

☐ ABSTAIN

3.

PROPOSAL THREE to ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2014.

☐  FOR

☐ AGAINST

☐ ABSTAIN

4.

PROPOSAL FOUR to grant the chairperson of the meeting the authority to adjourn or postpone the meeting, if necessary, in order to solicit additional proxies in the event that there are not sufficient affirmative votes present at the meeting to adopt the proposal to amend the Articles of Incorporation to effect a reverse stock split of the Company’s common stock by a ratio of one-for-ten.

☐  FOR

☐ AGAINST

☐ ABSTAIN

5.

At their discretion upon such other matters as may properly come before the meeting.

Dated: ____________________________________, 2014

Dated: ____________________________________, 2014

______________________________________________
Signature of Shareholder(s)

______________________________________________
Signature of Shareholder(s)

______________________________________________
Please print name clearly

______________________________________________
Please print name clearly

Please sign exactly as name or names appear on your stock certificate.  Where more than one owner is shown on your stock certificate, each owner should sign.  Persons signing in a fiduciary or representative capacity shall give full title.  If a corporation, please sign in full corporate name by authorized officer.  If a partnership, please sign in partnership name by authorized person.